Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Cato Corporation of our report dated March 27, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The Cato Corporation's Annual Report on Form 10-K for the year ended February 2, 2019.

/s/PricewaterhouseCoopers LLP

Charlotte, North Carolina April 12, 2019